Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A registration statement for Thurlow Funds, Inc.



                                                         /s/ Arthur Andersen LLP

                                                          ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
October 23, 198